CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Northern Lights Fund Trust and to the use of our report dated November 25, 2009 on the financial statements and financial highlights of Oxford Global Total Return Fund, a series of shares of beneficial interest of Northern Lights Fund Trust.  Such financial statements and financial highlights appear in the 2009 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

January 27, 2010

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Northern Lights Fund Trust and to the use of our report dated November 25, 2009 on the financial statements and financial highlights of Sierra Core Retirement Fund, a series of shares of beneficial interest of Northern Lights Fund Trust.  Such financial statements and financial highlights appear in the 2009 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

January 27, 2010

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Southern Sun Small Cap Fund, a series of Northern Lights Fund Trust, and to the use of our report dated November 25, 2009 on the financial statements and financial highlights of the Southern Sun Small Cap Fund, formerly “New River Small Cap Fund”.   Such financial statements and financial highlights appear in the 2009 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

/s/

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

January 28, 2010